US AIRWAYS GROUP, INC. REPORTS SECOND QUARTER 2005 RESULTS

Boost in Ticket Prices Helps Improve Revenue Performance Compared to the First Quarter

Improved Revenue Trend and CASM Decrease Offset by Escalating Fuel
Costs

Company Secures Total of $565 Million in New Equity to Fund Merger with America West Airlines

ARLINGTON, Va., July 29, 2005 - US Airways Group, Inc. today reported a net loss of $62 million for the second quarter 2005, compared to a $34 million net income for the second quarter 2004. Excluding unusual items, the net loss for the second quarter 2005 was $36 million compared to a $34 million net income for the comparable period in 2004 (see Note 4 for reconciliation).

The cost of aviation fuel per gallon, including taxes, for the second quarter 2005, was $1.68 ($1.63 excluding taxes), up 57 percent from the same period in 2004. This significant price increase is the key driver of a $182 million increase in fuel expense from the same period in 2004.

"Record fuel prices continue to offset the tremendous progress we have made in reducing costs, and we are further hampered by our inability to hedge fuel while in Chapter 11," said US Airways President and Chief Executive Officer Bruce R. Lakefield. "Nevertheless, we are pleased with our summer bookings and appreciative of the continued hard work by our employees to improve our performance and satisfy our customers, as well as the milestones we have achieved in securing approvals for our proposed merger with America West Airlines."

On May 19, US Airways and America West announced intentions to merge in connection with US Airways' planned emergence from Chapter 11 this fall. Lakefield noted that plans to close the merger transaction in late September or early October remain on track.
Over the past month, the merger cleared a required U.S. Department of Justice review while the Air Transportation Stabilization Board
(ATSB) has consented to a restructuring plan for the federally-guaranteed loans held by the two airlines.

This week, W. Douglas Parker, America West's chairman, president, and chief executive officer, and Lakefield, announced the proposed new senior executive team for the combined US Airways/America West Airlines, with other management, policy and structural changes expected to be announced over the coming weeks.

System passenger revenue per available seat mile (PRASM) for the second quarter 2005 was 10.72 cents, down 5.5 percent compared to the second quarter of 2004. Domestically, system PRASM fell 7.9 percent to 11.37 cents. System statistics encompass mainline, MidAtlantic Airways, wholly owned airline subsidiaries of US Airways Group, Inc., and capacity purchases from third parties operating regional jets as US Airways Express. For US Airways mainline operations only, the PRASM of 9.64 cents was down 5.1 percent. System passenger revenue increased 0.4 percent to $1.77 billion from $1.76 billion in the second quarter of 2004.

System available seat miles (ASMs) were up 6.2 percent, while mainline ASMs increased 2.2 percent during the second quarter 2005. System revenue passenger miles (RPMs) increased 4.3 percent, while mainline RPMs increased 0.5 percent. The second quarter 2005 system load factor of 76.0 percent was down 1.4 percentage points year-over-year. The mainline passenger load factor for the second quarter 2005 was down 1.3 percentage points to 77.6 percent. For the second quarter 2005, US Airways Group Inc.'s system carried 15.8 million passengers, an increase of 6.3 percent, while mainline operations carried 11.1 million passengers, a 0.3 percent increase compared to the same period of 2004. The second quarter 2005 yield for mainline operations of 12.42 cents decreased 3.5 percent from the same period in 2004, while system yield was down 3.8 percent to
14.11 cents.

Looking forward, the company expects system capacity growth will slow from just under 5.0 percent in May and June to less than 1.0 percent in the third quarter 2005. The company also is seeing positive yield trends and as a consequence, we expect positive system PRASM performance year-over-year in the third quarter 2005.

The mainline cost per available seat mile (CASM), excluding fuel, of
7.83 cents for the second quarter 2005, decreased 16.7 percent from the same period in 2004, reflecting the benefit of the company's restructuring efforts (for a reconciliation of unit costs, see Note 2 to the Selected Airline Operating and Financial Statistics).

Substantially all of the company's unrestricted cash (includes cash, cash equivalents and short-term investments) constitutes cash collateral under the ATSB loan agreement. As of June 30, 2005, $557 million of cash collateral was available for the company's use, subject to the limitations of the cash collateral agreement with the ATSB, approved by the bankruptcy court, which includes stringent minimum cash balances. The cash collateral agreement has been extended through Aug. 19, 2005. During the quarter, the company drew $25 million in debtor in possession financing. Additionally, on June 30, 2005, restricted cash was $793 million, for a total cash position of $1.35 billion. This compares to a total cash position of $1.73 billion on June 30, 2004, which included $975 million of unrestricted cash.

Other notable US Airways developments:

- Filed its Plan of Reorganization (POR) and Disclosure Statement with the U.S. Bankruptcy Court for the Eastern District of Virginia, based on the proposed merger with America West Holdings Corporation.
 The bankruptcy court has set a hearing on approval of the Disclosure Statement for Aug. 9, 2005. US Airways has targeted mid-September for a Plan Confirmation hearing;

- Raised additional liquidity by selling 10 aircraft and three spare engines to Jet Partners LLC for $52 million. The sale is expected to close by mid-September;

- Received commitments on $565 million in new equity investment and participation by suppliers and business partners that, together with the new equity, are expected to provide the company with approximately $1.5 billion in liquidity. The new investors are: ACE Aviation Holdings; Par Investment Partners; Peninsula Investment Partners; Eastshore Aviation; a group of investors for which Wellington Management Company serves as an investment advisor; and a group of investors for which Tudor Investment Corp., serves as an investment advisor;

- Introduced a low-cost guarantee program, whereby a customer who finds a lower price for a US Airways ticket on a Web site other than usairways.com will be refunded the difference and provided a $50 voucher toward a future US Airways flight booked at usairways.com;

- Increased the breadth of its international service by adding daily nonstop service between Philadelphia and both Barcelona and Venice. US Airways now serves 13 destinations in Europe and 27 in the Caribbean (36 when including our GoCaribbean partners).

US Airways will not hold a second quarter results conference call.

Members of the media and financial analysts needing additional US
Airways information should contact US Airways Corporate
Communications at 703-872-5100.

FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more Plans of Reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such Plans of Reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more Plans of Reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its business plan during the Chapter 11 proceedings and in the context of a Plan of Reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the continued military activities in Iraq; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any Plan of Reorganization ultimately confirmed, can affect the value of the company's various prepetition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.


ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed merger transaction, America West Holdings and US Airways Group have filed a Registration Statement on Form S-4 and other documents with the Securities and Exchange Commission (Registration No. 333-126162) containing a preliminary joint proxy statement/prospectus regarding the proposed transaction. The proxy statement/prospectus will be mailed to stockholders of America West Holdings after the registration statement is declared effective by the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND OTHER RELATED MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and proxy statement (when available) as well as other filed documents containing information about US Airways Group and America West Holdings at http://www.sec.gov, the SEC's Web site. Free copies of America West Holdings' SEC filings are also available on America West Holdings' Web site at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Holdings Corporation, 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways Group's SEC filings are also available on US Airways Group's Web site at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22227. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
America West Holdings, US Airways Group and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West Holdings' stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West Holdings is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways Group is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 1, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, will be set forth in the registration statement and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.



                    US Airways Group, Inc.          NEWS RELEASE
                    (Debtor-in-Possession)
              CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
         (dollars in millions, except per share amounts)


                                     Three Months  Three Months
                                         Ended         Ended
                                        June 30,      June 30,
                                          2005         2004 (1)
                                       ---------     ---------
Operating Revenues
 Passenger transportation(2)          $    1,768    $    1,761
 Cargo and freight                            25            34
 Other                                       152           162
                                       ---------     ---------
  Total Operating Revenues                 1,945         1,957

Operating Expenses
 Personnel costs                             402           627
 Aviation fuel                               445           263
 US Airways Express capacity purchases       228           205
 Other rent and landing fees                 131           129
 Aircraft rent                               116           112
 Selling expenses                            101           104
 Aircraft maintenance                        111            89
 Depreciation and amortization                62            66
 Other                                       308           279
                                       ---------     ---------
  Total Operating Expenses                 1,904         1,874
                                       ---------     ---------
  Operating Income (Loss)                     41            83

Other Income (Expense)
 Interest income                               7             3
 Interest expense, net                       (81)          (57)
Reorganization items, net                    (26)           --
 Other, net                                   (5)            5
                                       ---------     ---------
  Other Income (Expense), Net               (105)          (49)
                                       ---------     ---------
Income (Loss) Before Income Taxes            (64)           34
  Income Tax Benefit                          (2)           --
                                       ---------     ---------

Net Income (Loss)                     $      (62)   $       34
                                       =========     =========

Earnings (Loss) per Common Share(3)
 Basic                                $    (1.13)   $     0.62
 Diluted                              $    (1.13)   $     0.59

Shares Used for Computation (000)
 Basic                                    54,862        54,694
 Diluted                                  54,862        57,216



                                   Six Months    Six Months
                                     Ended         Ended
                                    June 30,      June 30,
                                      2005          2004 (1)
                                    ---------     ---------
Operating Revenues
 Passenger transportation(2)       $    3,214    $    3,274
 Cargo and freight                         46            68
 Other                                    313           316
                                    ---------     ---------
  Total Operating Revenues              3,573         3,658

Operating Expenses
 Personnel costs                          879         1,268
 Aviation fuel                            813           495
 US Airways Express capacity purchases    430           392
 Other rent and landing fees              254           256
 Aircraft rent                            231           221
 Selling expenses                         204           208
 Aircraft maintenance                     197           178
 Depreciation and amortization            118           121
 Other                                    606           578
                                    ---------     ---------
  Total Operating Expenses              3,732         3,717
                                    ---------     ---------
  Operating Income (Loss)                (159)          (59)

Other Income (Expense)
 Interest income                            9             7
 Interest expense, net                   (159)         (116)
 Reorganization items, net                (28)           --
 Other, net                                (8)           25
                                    ---------     ---------
  Other Income (Expense), Net            (186)          (84)
                                    ---------     ---------
Income (Loss) Before Income Taxes        (345)         (143)
 Income Tax Benefit                        (2)           --
                                    ---------     ---------
Net Income (Loss)                  $     (343)  $      (143)
                                    =========     =========
Earnings (Loss) per Common Share(3)
 Basic                             $    (6.26)  $    (2.63)
 Diluted                           $    (6.26)  $    (2.63)

Shares Used for Computation (000)
 Basic                                 54,862        54,333
 Diluted                               54,862        54,333

(1) Certain prior year amounts have been reclassified to conform with the 2005 presentation.

(2) Includes revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, and Trans States Airlines.

(3) Earnings (Loss) per Common Share amounts may not recalculate due to rounding.

(4) Pursuant to SEC Regulation G, the table below shows a reconciliation of Net Income (Loss), Excluding Unusual Items, a non-GAAP financial measure, to Net Income (Loss) reported on a GAAP basis. This non-GAAP financial measure provides management the ability to measure and monitor US Airways Group's financial performance excluding unusual items, which is more indicative of the Company's ongoing operating performance and is more comparable to financial measures reported by other major network airlines.

                                      Three Months     Three Months
                                          Ended            Ended
                                         June 30,         June 30,
                                          2005             2004
                                         -------          -------
                                              (in millions)
Net Income (Loss), Excluding
   Unusual items                       $    (36)        $     34

Unusual Items:
   Reorganization items, net                (26)(a)           --
                                        -------          -------
Net Income (Loss)                      $    (62)        $     34
                                        =======          =======


                                       Six Months       Six Months
                                          Ended            Ended
                                         June 30,         June 30,
                                          2005             2004
                                        -------          -------
                                             (in millions)
Net Income (Loss), Excluding
   Unusual items                       $   (315)        $   (143)

Unusual Items:
   Reorganization items, net                (28)(b)           --
                                        -------          -------
Net Income (Loss)                      $   (343)        $   (143)
                                        =======          =======

(a) During the second quarter of 2005, US Airways Group recognized $(26) million in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This expense includes $19 million in professional fees, $6 million in damage and deficiency claims on rejected aircraft and $4 million of severance including benefits, offset by $3 million in interest on accumulated cash.

(b) During the six months ended June 30, 2005, US Airways Group recognized $(28) million in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This expense includes $99 million of severance including benefits, a $91 million minimum pension liability adjustment, $34 million in professional fees, $14 million in damage and deficiency claims on rejected aircraft and $2 million in aircraft order penalties, offset by $207 million in gains related to the curtailment of US Airways defined benefit plans and other postretirement medical benefits and $5 million in interest on accumulated cash.


                        US Airways, Inc.              NEWS RELEASE
                     (Debtor-in-Possession)
     (A Wholly Owned Subsidiary of US Airways Group, Inc.)
                    STATEMENTS OF OPERATIONS

                         (unaudited)
                    (dollars in millions)

                                  Three Months    Three Months
                                     Ended           Ended
                                    June 30,        June 30,
                                      2005            2004 (1)
                                    ---------       ---------
Operating Revenues
 Passenger transportation (2)      $    1,768      $    1,761
 Cargo and freight                         25              34
 Other                                    160             152
                                    ---------       ---------
  Total Operating Revenues              1,953           1,947

Operating Expenses
 Personnel costs                          341             564
 Aviation fuel                            400             243
 US Airways Express capacity purchases    382             340
 Other rent and landing fees              101              99
 Aircraft Rent                            104             102
 Selling expenses                          91              96
 Aircraft Maintenance                      95              75
 Depreciation and amortization             58              54
 Other                                    322             289
                                    ---------       ---------
  Total Operating Expenses              1,894           1,862
                                    ---------       ---------
  Operating Income (Loss)                  59              85

Other Income (Expense)
 Interest income                            7               3
 Interest expense, net                    (80)            (56)
 Reorganization Items, net                (26)             --
 Other, net                                (6)              3
                                    ---------       ---------
  Other Income (Expense), Net            (105)            (50)
                                    ---------       ---------
Income (Loss) Before Income Taxes         (46)             35
 Income Tax  Benefit                       (2)             --
                                    ---------       ---------
Net Income (Loss)                 $       (44)     $       35
                                    =========       =========


                                        Six Months     Six Months
                                          Ended          Ended
                                         June 30,       June 30,
                                           2005           2004 (1)
                                         ---------      ---------
Operating Revenues
 Passenger transportation(2)            $    3,214     $    3,274
 Cargo and freight                              46             68
 Other                                         315            289
                                         ---------      ---------
  Total Operating Revenues                   3,575          3,631

Operating Expenses
 Personnel costs                               758          1,141
 Aviation fuel                                 735            458
 US Airways Express capacity purchases         709            653
 Other rent and landing fees                   192            198
 Aircraft rent                                 209            202
 Selling expenses                              186            192
 Aircraft maintenance                          170            147
 Depreciation and amortization                 110            106
 Other                                         630            596
                                         ---------      ---------
  Total Operating Expenses                   3,699          3,693
                                         ---------      ---------
  Operating Income (Loss)                     (124)           (62)

Other Income (Expense)
 Interest income                                 9              7
 Interest expense, net                        (156)          (112)
 Reorganization items, net                     (28)            --
 Other, Net                                     (6)            21
                                         ---------      ---------
  Other Income (Expense), Net                 (181)           (84)
                                         ---------      ---------
Income (Loss) Before Income Taxes             (305)          (146)
  Income Tax Benefit                            (2)            --
                                         ---------      ---------
Net Income (Loss)                       $     (303)    $     (146)
                                         =========      =========


(1) Certain prior year amounts have been reclassified to conform with the 2005 presentation.

(2) Includes revenues related to capacity purchase agreements with Allegheny Airlines (through June 2004), Piedmont Airlines, PSA Airlines, Mesa Airlines, Chautauqua Airlines, and Trans States Airlines.

                         US Airways, Inc.              NEWS RELEASE
                      (Debtor-in-Possession)
      (A Wholly Owned Subsidiary of US Airways Group, Inc.)
     SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (1)

                         (unaudited)


                                Three Months  Three Months
                                   Ended         Ended
                                  June 30,      June 30,     %
                                    2005          2004     Change
                                 ----------   ----------  --------
Revenue passenger miles (millions)*
  System                           12,530       12,015      4.3
  Mainline                         10,727       10,669      0.5
Available seat miles (millions)*
  System                           16,496       15,529      6.2
  Mainline                         13,817       13,519      2.2
Total available seat miles (millions)
  System                           16,496       15,529      6.2
  Mainline                         13,817       13,519      2.2
Passenger load factor*
  System                             76.0%        77.4%    (1.4)pts
  Mainline                           77.6%        78.9%    (1.3)pts
Yield*
  System                            14.11c       14.66c    (3.8)
  Mainline                          12.42c       12.87c    (3.5)
Passenger revenue per available
 seat mile*
  System                            10.72c       11.34c    (5.5)
  Mainline(2)                        9.64c       10.16c    (5.1)
Revenue passengers (thousands)*
  System                           15,826       14,883      6.3
  Mainline                         11,101       11,070      0.3
Mainline revenue per seat mile(2)*  10.97c       11.52c    (4.8)
Mainline cost per available
 seat mile("Mainline CASM")*(2)     10.59c       11.18c    (5.3)
Mainline CASM excluding aviation
 fuel*(2)                            7.83c        9.40c   (16.7)
Average stage length (miles)*         782          805     (2.9)
Cost of aviation fuel per gallon    $1.68        $1.07     57.0
Cost of aviation fuel per gallon
 (excluding fuel taxes)             $1.63        $1.01     61.4
Gallons of aviation fuel consumed
 (millions)                           226          225      0.4
Scheduled mileage completion factor* 99.2%        99.6%    (0.4)pts
Number of aircraft in operating
 fleet at period-end                  268          283     (5.3)
Full-time equivalent employees at
 period-end                        21,396       26,880     20.4


                                 Six Months   Six Months
                                   Ended        Ended
                                  June 30,     June 30,     %
                                    2005         2004     Change
                                  ---------    ---------  --------
Revenue passenger miles (millions)*
  System                             23,578       22,094    6.7
  Mainline                           20,372       19,788    3.0
Available seat miles (millions)*
  System                             32,015       30,298    5.7
  Mainline                           27,002       26,507    1.9
Total available seat miles (millions)
  System                             32,016       30,300    5.7
  Mainline                           27,003       26,509    1.9
Passenger load factor*
  System                               73.6%        72.9%   0.7pts
  Mainline                             75.4%        74.7%   0.7pts
Yield*
  System                              13.63c       14.82c  (8.0)
  Mainline                            12.10c       13.05c  (7.3)
Passenger revenue per available
 seat mile*
  System                              10.04c       10.81c  (7.1)
  Mainline                             9.13c        9.75c  (6.4)
Revenue passengers (thousands)*
  System                             29,894       27,583    8.4
  Mainline                           21,354       20,922    2.1
Mainline revenue per seat mile(2)*    10.45c       11.08c  (5.7)
Mainline cost per available
 seat miles("Mainline CASM")*(2)      10.74c       11.41c  (5.9)
Mainline CASM excluding aviation
 fuel*(2)                              8.14c        9.69c (16.0)
Average stage length (miles)*           775          789   (1.8)
Cost of aviation fuel per gallon      $1.58        $1.03   53.4
Cost of aviation fuel per gallon
 (excluding fuel taxes)               $1.53        $0.98   56.1
Gallons of aviation fuel consumed
 (millions)                             445          441    0.9
Scheduled mileage completion factor*   98.6%        99.5%  (0.9)pts
Number of aircraft in operating
 fleet at period-end                    268          283   (5.3)
Full-time equivalent employees at
 period-end                          21,396       26,880   20.4

* Scheduled service only (excludes charter service) c = cents

(1) System statistics encompass all wholly owned airline subsidiaries of US Airways Group, including US Airways, Allegheny Airlines (through June 2004), Piedmont Airlines, and PSA Airlines as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines and Trans States Airlines. Mainline statistics exclude revenue and expenses associated with US Airways' capacity purchase agreements with certain affiliated airlines and US Airways' regional jet division, MidAtlantic Airways (MidAtlantic).


(2) Pursuant to SEC Regulation G, US Airways, Inc. (the Company) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure the Company's financial performance at the mainline level both with and without the cost of aviation fuel, as both the cost and the ability of aviation fuel are subject to many economic and political factors beyond the Company's control and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.

                        Three Months Ended       Six Months Ended
                              June 30,               June 30,
                     ------------------------ ---------------------
                          2005        2004       2005        2004
                        ---------  ---------  ---------  ---------
                       (in millions, except per seat mile amounts)

Passenger transportation revenue reconciliation:
   GAAP passenger transportation
   revenue                $ 1,768    $ 1,761    $ 3,214    $ 3,274
   Less: US Airways Express
     and MidAtlantic
     transportation revenue  (436)      (388)      (750)      (691)
                         --------   --------   --------   --------
   Mainline passenger
     transportation
     revenue              $ 1,332    $ 1,373    $ 2,464    $ 2,583


Operating revenue reconciliation:
   GAAP operating
   revenues               $ 1,953    $ 1,947    $ 3,575    $ 3,631
   Less: US Airways Express
   and MidAtlantic
   operating revenues        (437)      (389)      (753)      (694)
                         --------   --------   --------   --------
   Mainline operating
   revenues               $ 1,516    $ 1,558    $ 2,822    $ 2,937


Operating expenses reconciliation:
   GAAP operating
    expenses              $ 1,894    $ 1,862    $ 3,699    $ 3,693
   Less: US Airways Express
     capacity purchases      (382)      (340)      (709)      (653)
   Less: MidAtlantic Airways
     operating expenses       (50)       (11)       (90)       (15)
                         --------   --------   --------   --------
   Mainline operating
   Expenses               $ 1,462    $ 1,511    $ 2,900    $ 3,025


Cost per available seat mile reconciliation: (a)
   Cost per available seat mile excluding
     US Airways Express capacity purchases
     ("Mainline CASM")      10.59c     11.18c     10.74c     11.41c
   Aviation fuel
     mainline               (2.76)     (1.78)     (2.60)     (1.72)
                         --------   --------   --------   --------
   Mainline CASM excluding
    aviation fuel            7.83c      9.40c      8.14c      9.69c


(a) Amounts may not recalculate due to rounding.
c = cents